Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of First National Power Corporation, a Delaware corporation (the "Company"), on Form 10-QSB for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Wanner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter Wanner

Peter Wanner, Chief Financial Officer

Dated: May 9, 2006